Exhibit 99.1

Yum China Reports Second Quarter 2018 Results

Shanghai, China (August 2, 2018) – Yum China Holdings, Inc. (the "Company" or "Yum China") (NYSE: YUMC) today reported unaudited results for the second quarter ended June 30, 2018. Reported GAAP results include Special Items, which are excluded from adjusted measures.  Special Items are not allocated to any segment and therefore only impact reported GAAP results of Yum China.  See “Reconciliation of Reported GAAP Results to Adjusted Measures” within this release.

Second Quarter Highlights

●	Total revenues increased 12% year over year to $2.1 billion from $1.8 billion (5% year over year increase excluding foreign currency translation (“F/X”)).
●	Total system sales grew 3% year over year, with 5% growth at KFC partially offset by 1% decline at Pizza Hut, excluding F/X.
●	Same-store sales declined 1% year over year, with flat same-store sales at KFC and a 4% decrease at Pizza Hut, excluding F/X.
●	Restaurant margin was 15.1%, as compared with 16.6% in the prior year period.
●	Operating Profit increased 13% year over year to $193 million from $171 million (5% year over year increase excluding F/X).
●	Net Income increased 14% to $143 million from $125 million in the prior year period (6% year over year increase excluding F/X).
●	Effective tax rate was 26.0%.
●	Diluted EPS was $0.36, as compared with $0.31 in the prior year period.
●	Repurchased approximately 1.9 million shares for $73.4 million at an average price of $38.41 per share.
●	Opened 164 new restaurants during the quarter, bringing total store count to 8,198 across more than 1,200 cities.

Digital and Delivery

●

As of June 30, 2018, the KFC loyalty program had more than 135 million members and the Pizza Hut loyalty program had over 45 million members, an increase of 50 million and 20 million, respectively, year over year.

●	Mobile payments accounted for approximately 63% of Company sales in the quarter, an increase of 21 percentage points year over year.
●

Delivery contributed to 16% of Company sales in the second quarter of 2018, an increase of 3 percentage points year over year. Delivery services now available in over 1,000 cities, up from 800 cities in the prior year period.

Yum China Holdings, Inc. •  Shanghai, China •  Website http://ir.yumchina.com

Key Financial Results

	Second Quarter 2018				Year to Date Ended 6/30/2018
	% Change				% Change
	System Sales	Same-Store Sales	Net New Units	Operating Profit	System Sales	Same-Store Sales	Net New Units	Operating Profit

Yum China	+3	(1)	+6	+13	+5	+1	+6	+26
KFC	+5	-	+7	+10	+7	+3	+7	+16
Pizza Hut	(1)	(4)	+4	(49)	(1)	(5)	+4	(55)

	Second Quarter				Year to Date Ended 6/30
(in US$ million, except			% Change				% Change
for per share data and percentages)	2018	2017	Reported	Ex F/X	2018	2017	Reported	Ex F/X
Operating Profit	$193	$171	+13	+5	$588	$467	+26	+16
Adjusted Operating Profit[1]	$193	$171	+13	+5	$490	$467	+5	(3)
Net Income	$143	$125	+14	+6	$431	$329	+31	+20
Basic Earnings Per Common Share	$0.37	$0.32	+16	+6	$1.12	$0.85	+32	+20
Adjusted Basic EPS Per Common Share[1]	$0.37	$0.32	+16	+6	$0.93	$0.85	+9	(1)
Diluted Earnings Per Common Share	$0.36	$0.31	+16	+6	$1.08	$0.83	+30	+19
Adjusted Diluted EPS Per Common Share[1]	$0.36	$0.31	+16	+6	$0.89	$0.83	+7	(1)

1 See “Reconciliation of Reported GAAP Results to Adjusted Measures” included in the accompanying tables of this release for further details.

Note:  All comparisons are versus the same period a year ago.

NM refers to changes over 100%, from negative to positive amounts or from zero to an amount.

Yum China’s fiscal second quarter 2018 includes April, May and June results.

Percentages may not recompute due to rounding.

System sales and same-store sales percentages exclude the impact of F/X.

Prior period results have been recast for the change of fiscal quarter, same-store sales growth definition and adoption of the new revenue accounting standard.

CEO and CFO Comments

“KFC achieved 5% system sales growth in the second quarter as a result of solid business fundamentals and accelerated new store development.  We are on track to add 600-650 new stores, led by KFC, by the end of the year.  This growth strategy will set us up for long-term growth in both profitability and market share.  We are confident in the sustainability of KFC’s leader position in the QSR market in China.  While Pizza Hut continued to face challenges in China’s competitive casual dining space, we added new talent to our team and made progress repositioning the brand with our target customers. We remain dedicated to revitalizing the brand and strongly believe that our initiatives including delivering more innovative products and introducing new store formats will restore the brand to the level of consistent growth that our shareholders expect,” said Joey Wat, CEO of Yum China.

“Yum China reported total revenues and operating profit growth of 12% and 13% respectively in the second quarter. We will continue to invest in strengthening our core competencies as well as building delivery, digital and data capabilities to capture online and offline opportunities and drive future growth,” added Ms. Wat.

 “In an increasingly competitive environment, we stepped up food investment and promotional activities, which inevitably had some pressure on our margins. This reflects our strategic decision to invest in our brands for long-term market share gain. Our business continues to generate substantial free cash flow, and during the second quarter, we returned over $110 million of cash to our shareholders through share buyback and dividends. We remain committed to creating enduring value for our stockholders,” remarked Jacky Lo, CFO of Yum China.

Dividend and Share Repurchase

●

The Board of Directors declared a cash dividend of $0.10 per share on Yum China’s common stock, payable as of the close of business on September 19, 2018 to stockholders of record as of the close of business on August 29, 2018.

●	During the second quarter, we repurchased approximately 1.9 million shares of Yum China common stock for $73.4 million at an average price of $38.41 per share.

New-Unit Development and Asset Upgrade

●	The Company opened 164 new restaurants and remodeled 365 restaurants in the second quarter of 2018.

	New Units		Restaurant Count
	Second Quarter 2018	Year to Date Ended 6/30/2018	As of 6/30
			2018	2017
Yum China	164	367	8,198	7,704
KFC	128	272	5,696	5,324
Pizza Hut	27	68	2,209	2,122
Little Sheep, East Dawning, Taco Bell	9	27	293	258

Restaurant Margin

●

In the second quarter of 2018, Yum China restaurant margin was 15.1%, as compared with 16.6% in the prior year period, primarily attributable to Pizza Hut sales deleverage and investment in product upgrades and promotions for both KFC and Pizza Hut.

	Second Quarter			Year to Date Ended 6/30
	2018	2017	% pts change	2018	2017	% pts change
Yum China	15.1%	16.6%	(1.5)	16.6%	18.5%	(1.9)
KFC	16.8%	17.5%	(0.7)	18.9%	19.2%	(0.3)
Pizza Hut	11.2%	14.9%	(3.7)	10.8%	17.4%	(6.6)

Conference Call

Yum China Holdings, Inc. will host a conference call to review the Company's financial performance and strategies at 8:00 p.m. US Eastern Time on Wednesday, August 1, 2018 (8:00 a.m. Beijing/HK time on Thursday, August 2, 2018).  A copy of the presentation will be available on the Yum China Holdings, Inc. website, http://ir.yumchina.com

US:	+1-845-675-0437
Hong Kong:	+852-3018-6771
Mainland China:	400-620-8038 or 800-819-0121
UK:	+44 20 36214779
International:	+65-6713-5090
Passcode:	Yum China

A replay of the conference call may be accessed by phone at the following numbers until Thursday August 9, 2018:

US:	+1-855-452-5696
International:	+61-2-8199-0299
Passcode:	6146028

The webcast and the playback can be accessed via the internet by visiting the Yum China Holdings, Inc. website, http://ir.yumchina.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future business plans, earnings and performance of Yum China, statements regarding the revitalization of Pizza Hut, anticipated effects of population and macroeconomic trends, statements regarding the capital structure of Yum China, and beliefs regarding the long-term drivers of Yum China's business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a California-based restaurant chain serving innovative Mexican-inspired food. Yum China also owns the Little Sheep and East Dawning concepts outright. The Company had more than 8,100 restaurants and more than 460,000 employees in over 1,200 cities at the end of June 2018. For more information, please visit http://ir.yumchina.com

Investor Relations Contacts:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 7510 Media@YumChina.com

Yum China Holdings, Inc.

Consolidated Statements of Income

(amounts in US$ million, except for per share amounts)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2018	6/30/2017	B/(W)		6/30/2018	6/30/2017	B/(W)
Revenues
Company sales	$1,888	$1,664	13		$3,904	$3,402	15
Franchise fees and income	34	33	2		74	69	7
Revenues from transactions with franchisees and unconsolidated affiliates	141	141	—		302	288	5
Other revenues	5	3	79		9	8	15
Total revenues	2,068	1,841	12		4,289	3,767	14
Costs and Expenses, Net
Company restaurants
Food and paper	571	483	(18)		1,165	969	(20)
Payroll and employee benefits	424	366	(16)		866	734	(18)
Occupancy and other operating expenses	607	539	(13)		1,226	1,069	(15)
Company restaurant expenses	1,602	1,388	(15)		3,257	2,772	(18)
General and administrative expenses	101	118	16		215	216	1
Franchise expenses	17	17	—		37	35	(6)
Expenses for transactions with franchisees and unconsolidated affiliates	138	137	(1)		298	284	(5)
Other operating costs	7	3	NM		11	6	(67)
Closures and impairment expenses, net	17	18	7		16	18	15
Other income, net	(7)	(11)	44		(133)	(31)	NM
Total costs and expenses, net	1,875	1,670	(12)		3,701	3,300	(12)
Operating Profit	193	171	13		588	467	26
Interest income, net	10	4	NM		18	8	NM
Income Before Income Taxes	203	175	16		606	475	28
Income tax provision	(53)	(43)	(24)		(160)	(133)	(21)
Net income – including noncontrolling interests	150	132	13		446	342	30
Net income – noncontrolling interests	7	7	(2)		15	13	10
Net Income – Yum China Holdings, Inc.	$143	$125	14		$431	$329	31
Effective tax rate	26.0%	24.3%	(1.7)	ppts.	26.4%	27.9%	1.5	ppts.

Basic Earnings Per Common Share	$0.37	$0.32			$1.12	0.85
Weighted average shares outstanding (in millions)	386	387			386	387

Diluted Earnings Per Common Share	$0.36	$0.31			$1.08	0.83
Weighted average shares outstanding (in millions)	398	399			400	397

Cash Dividends Declared Per Common Share	$0.10	$—			$0.20	$—

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.3	29.0	(1.3)	ppts.	29.8	28.5	(1.3)	ppts.
Payroll and employee benefits	22.5	22.0	(0.5)	ppts.	22.2	21.6	(0.6)	ppts.
Occupancy and other operating expenses	32.1	32.4	0.3	ppts.	31.4	31.4	—	ppts.
Restaurant margin	15.1%	16.6%	(1.5)	ppts.	16.6%	18.5%	(1.9)	ppts.
Operating margin	10.2%	10.3%	(0.1)	ppts.	15.1%	13.7%	1.4	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

KFC Operating Results

(amounts in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2018	6/30/2017	B/(W)		6/30/2018	6/30/2017	B/(W)
Revenues
Company sales	$1,352	$1,159	17		$2,796	$2,358	19
Franchise fees and income	33	32	1		70	66	5
Revenues from transactions with franchisees and unconsolidated affiliates	15	15	(1)		32	32	—
Total revenues	1,400	1,206	16		2,898	2,456	18
Costs and Expenses, Net
Company restaurants
Food and paper	413	348	(19)		837	701	(19)
Payroll and employee benefits	289	241	(20)		582	482	(21)
Occupancy and other operating expenses	423	367	(15)		849	723	(17)
Company restaurant expenses	1,125	956	(18)		2,268	1,906	(19)
General and administrative expenses	45	38	(13)		91	77	(16)
Franchise expenses	17	17	2		36	34	(5)
Expenses for transactions with franchisees and unconsolidated affiliates	15	15	1		32	32	—
Closures and impairment expenses, net	6	9	43		6	10	44
Other income, net	(7)	(11)	(40)		(30)	(30)	(2)
Total costs and expenses, net	1,201	1,024	(17)		2,403	2,029	(18)
Operating Profit	$199	$182	10		$495	$427	16
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.5	30.1	(0.4)	ppts.	29.9	29.7	(0.2)	ppts.
Payroll and employee benefits	21.4	20.8	(0.6)	ppts.	20.8	20.4	(0.4)	ppts.
Occupancy and other operating expenses	31.3	31.6	0.3	ppts.	30.4	30.7	0.3	ppts.
Restaurant margin	16.8%	17.5%	(0.7)	ppts.	18.9%	19.2%	(0.3)	ppts.
Operating margin	14.7%	15.6%	(0.9)	ppts.	17.7%	18.1%	(0.4)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(amounts in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2018	6/30/2017	B/(W)		6/30/2018	6/30/2017	B/(W)
Revenues
Company sales	$528	$497	6		$1,092	$1,024	7
Franchise fees and income	—	—	23		1	1	24
Revenues from transactions with franchisees and unconsolidated affiliates	—	1	5		—	1	(1)
Total revenues	528	498	6		1,093	1,026	7
Costs and Expenses, Net
Company restaurants
Food and paper	156	132	(18)		323	261	(24)
Payroll and employee benefits	133	122	(9)		280	246	(14)
Occupancy and other operating expenses	181	169	(7)		371	339	(9)
Company restaurant expenses	470	423	(11)		974	846	(15)
General and administrative expenses	28	26	(6)		56	51	(10)
Franchise expenses	—	—	(65)		1	1	(42)
Expenses for transactions with franchisees and unconsolidated affiliates	—	1	(5)		—	1	1
Closures and impairment expenses, net	11	9	(34)		10	8	(22)
Other income, net	(1)	—	NM		(2)	—	NM
Total costs and expenses, net	508	459	(11)		1,039	907	(15)
Operating Profit	$20	$39	(49)		$54	$119	(55)
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	29.5	26.5	(3.0)	ppts.	29.6	25.5	(4.1)	ppts.
Payroll and employee benefits	25.2	24.5	(0.7)	ppts.	25.7	24.0	(1.7)	ppts.
Occupancy and other operating expenses	34.1	34.1	—	ppts.	33.9	33.1	(0.8)	ppts.
Restaurant margin	11.2%	14.9%	(3.7)	ppts.	10.8%	17.4%	(6.6)	ppts.
Operating margin	3.9%	8.0%	(4.1)	ppts.	4.9%	11.7%	(6.8)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Consolidated Balance Sheets

(amounts in US$ million)

(unaudited)

	6/30/2018	12/31/2017
ASSETS
Current Assets
Cash and cash equivalents	$1,261	$1,059
Short-term investments	278	205
Accounts receivable, net	73	81
Inventories, net	276	297
Prepaid expenses and other current assets	205	160
Total Current Assets	2,093	1,802
Property, plant and equipment, net	1,657	1,691
Goodwill	276	108
Intangible assets, net	145	101
Investments in unconsolidated affiliates	53	95
Other assets	421	385
Deferred income taxes	85	105
Total Assets	4,730	4,287
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	1,147	985
Income taxes payable	59	39
Total Current Liabilities	1,206	1,024
Capital lease obligations	27	28
Other liabilities and deferred credits	396	388
Total Liabilities	1,629	1,440
Redeemable Noncontrolling Interest	5	5
Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 391 million shares and 389 million shares issued at June 30, 2018 and December 31, 2017, respectively; 385 million shares and 385 million shares outstanding at June 30, 2018 and December 31, 2017, respectively	4	4
Treasury stock	(221)	(148)
Additional paid-in capital	2,388	2,375
Retained earnings	751	397
Accumulated other comprehensive income	81	137
Total Equity – Yum China Holdings, Inc.	3,003	2,765
Noncontrolling interests	93	77
Total Equity	3,096	2,842
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$4,730	$4,287

Yum China Holdings, Inc.

Consolidated Statements of Cash Flows

(amounts in US$ million)

(unaudited)

	Year to Date Ended
	6/30/2018	6/30/2017
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$446	$342
Depreciation and amortization	235	196
Closures and impairment expenses	16	18
Gain from re-measurement of equity interest upon acquisition	(98)	—
Deferred income taxes	42	(3)
Equity income from investments in unconsolidated affiliates	(35)	(35)
Distributions received from unconsolidated affiliates	41	31
Share-based compensation	13	11
Changes in accounts receivable	(2)	12
Changes in inventories	18	(3)
Changes in prepaid expenses and other current assets	(28)	(1)
Changes in accounts payable and other current liabilities	182	46
Changes in income taxes payable	20	20
Other, net	(31)	(30)
Net Cash Provided by Operating Activities	819	604
Cash Flows – Investing Activities
Capital spending	(230)	(204)
Purchases of short-term investments	(370)	(318)
Maturities of short-term investments	295	81
Proceeds from refranchising of restaurants	3	3
Acquisition of business, net of cash acquired	(88)	(25)
Other, net	(16)	(2)
Net Cash Used in Investing Activities	(406)	(465)
Cash Flows – Financing Activities
Payment of capital lease obligation	(1)	(1)
Repayment of short-term borrowings assumed from acquisition	(10)	—
Repurchase of shares of common stock	(70)	(96)
Proceeds from exercise of stock options	—	4
Cash dividends paid	(77)	—
Dividends paid to noncontrolling interests	(27)	(17)
Other, net	(1)	—
Net Cash Used in Financing Activities	(186)	(110)
Effect of Exchange Rates on Cash and Cash Equivalents	(25)	12
Net Increase in Cash and Cash Equivalents	202	41
Cash and Cash Equivalents - Beginning of Period	1,059	885
Cash and Cash Equivalents - End of Period	$1,261	$926

Reconciliation of Reported GAAP Results to Adjusted Measures

(amounts in US$ million, except for per share amounts)

(unaudited)

In this press release:

●

The Company provides certain percentage changes excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

●

System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned, franchise and unconsolidated affiliate restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise and unconsolidated affiliate restaurants typically generate ongoing franchise fees for the Company at a rate of approximately 6% of system sales. Franchise and unconsolidated affiliate restaurant sales are not included in Company sales on the Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

●

Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year. We refer to these as our “base” stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores. Prior period results have been recast accordingly.

●

Company Restaurant profit (“Restaurant profit”) is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales.

In addition to the results provided in accordance with US Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Diluted Earnings Per Common Share, Adjusted Effective Tax Rate and Adjusted EBITDA, which we define as net income including noncontrolling interests adjusted for income tax, interest income, depreciation, amortization and other items, including store impairment charges. The Special Item for the year to date ended June 30, 2018 represents a gain recognized from the re-measurement of our previously held equity interest in Wuxi KFC at fair value upon acquisition, as described in the accompanying notes. The Company excludes impact from Special Items for the purpose of evaluating performance internally. Special Items are not included in any of our segment results. In addition, the Company provides Adjusted EBITDA because we believe that investors and analysts may find it useful in measuring operating performance without regard to items such as income tax, interest income, depreciation, amortization and other items, including store impairment charges. These adjusted measures are not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of these adjusted measures provide additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our ongoing operations due to its nature.  These adjusted measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited Consolidated Statements of Income and other information presented herein. A reconciliation of the most directly comparable GAAP measures to adjusted measures follows.

	Quarter Ended		Year to Date Ended
	6/30/2018	6/30/2017	6/30/2018	6/30/2017
Detail of Special Items
Gain from re-measurement of equity interest upon acquisition(b)	$—	$—	$98	$—
Special Items Income - Operating Profit	—	—	98	—
Tax Expenses on Special Items(c)	—	—	(24)	—
Special Items Income, net of tax – including noncontrolling interests	—	—	74	—
Special Items Income, net of tax – noncontrolling interests	—	—	—	—
Special Items Income, net of tax –Yum China Holdings, Inc.	$—	$—	$74	$—
Weighted Average Diluted Shares Outstanding	398	399	400	397
Special Items Diluted Earnings Per Common Share	$—	$—	$0.19	$—
Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$193	$171	$588	$467
Special Items Income - Operating Profit	—	—	98	—
Adjusted Operating Profit	$193	$171	$490	$467
Reconciliation of EPS to Adjusted EPS
Diluted Earnings Per Common Share	$0.36	$0.31	$1.08	$0.83
Special Items Diluted Earnings Per Common Share	—	—	0.19	—
Adjusted Diluted Earnings Per Common Share	$0.36	$0.31	$0.89	$0.83
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective Tax Rate	26.0%	24.3%	26.4%	27.9%
Impact on Effective Tax Rate as a result of Special Items	—%	—%	(0.2)%	—%
Adjusted Effective Tax Rate	26.0%	24.3%	26.6%	27.9%

Reconciliation of Net Income to Adjusted EBITDA

(amounts in US$ million)

(unaudited)

Net income, along with the reconciliation to Adjusted EBITDA, is presented below.

	Quarter Ended		Year to Date Ended
	6/30/2018	6/30/2017	6/30/2018	6/30/2017
Reconciliation of Net Income to Adjusted EBITDA
Net Income – Yum China Holdings, Inc.	$143	$125	$431	$329
Net income – noncontrolling interests	7	7	15	13
Income tax provision	53	43	160	133
Interest income, net	(10)	(4)	(18)	(8)
Operating Profit	193	171	588	467
Depreciation and amortization	117	100	235	196
Store impairment charges	19	19	21	23
Special Items Income - Operating Profit	—	—	(98)	—
Adjusted EBITDA	$329	$290	$746	$686

Unit Count by Brand

KFC

	12/31/2017	New Builds	Acquired	Closures	Refranchised	Others	6/30/2018
Company-owned	4,112	205	1	(48)	(6)	157	4,421
Unconsolidated affiliates	891	61	—	(11)	—	(157)	784
Franchise	485	6	(1)	(5)	6	—	491
Total	5,488	272	—	(64)	—	—	5,696

Pizza Hut

	12/31/2017	New Builds	Closures	Refranchised	6/30/2018
Company-owned	2,166	67	(53)	(1)	2,179
Franchise	29	1	(1)	1	30
Total	2,195	68	(54)	—	2,209

All Other Segments

	12/31/2017	New Builds	Closures	Refranchised	6/30/2018
Company-owned	29	1	(3)	(1)	26
Franchise	271	26	(31)	1	267
Total	300	27	(34)	—	293

Yum China Holdings, Inc.

Segment Results

(amounts in US$ million)

(unaudited)

Quarter Ended 6/30/18	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$1,352	$528	$8	$—	$—	$1,888
Franchise fees and income	33	—	1	—	—	34
Revenues from transactions with franchisees and unconsolidated affiliates	15	—	4	122	—	141
Other revenues	—	—	5	1	(1)	5
Total revenues	$1,400	$528	$18	$123	$(1)	$2,068
Company restaurant expenses	1,125	470	8	—	(1)	1,602
General and administrative expenses	45	28	9	19	—	101
Franchise expenses	17	—	—	—	—	17
Expenses for transactions with franchisees and unconsolidated affiliates	15	—	3	120	—	138
Other operating costs	—	—	6	1	—	7
Closures and impairment expenses, net	6	11	—	—	—	17
Other (income) expense, net	(7)	(1)	(1)	2	—	(7)
	1,201	508	25	142	(1)	1,875
Operating Profit (Loss)	$199	$20	$(7)	$(19)	$—	$193

Quarter Ended 6/30/17	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Total
Company sales	$1,159	$497	$8	$—	$1,664
Franchise fees and income	32	—	1	—	33
Revenues from transactions with franchisees and unconsolidated affiliates	15	1	4	121	141
Other revenues	—	—	3	—	3
Total revenues	$1,206	$498	$16	$121	$1,841
Company restaurant expenses	956	423	9	—	1,388
General and administrative expenses	38	26	4	50	118
Franchise expenses	17	—	—	—	17
Expenses for transactions with franchisees and unconsolidated affiliates	15	1	3	118	137
Other operating costs	—	—	3	—	3
Closures and impairment expenses, net	9	9	—	—	18
Other income, net	(11)	—	—	—	(11)
Total costs and expenses, net	1,024	459	19	168	1,670
Operating Profit (Loss)	$182	$39	$(3)	$(47)	$171

Year to Date Ended 6/30/18	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,796	$1,092	$16	$—	$—	$3,904
Franchise fees and income	70	1	3	—	—	74
Revenues from transactions with franchisees and unconsolidated affiliates	32	—	11	259	—	302
Other revenues	—	—	8	2	(1)	9
Total revenues	$2,898	$1,093	$38	$261	$(1)	$4,289
Company restaurant expenses	2,268	974	16	—	(1)	3,257
General and administrative expenses	91	56	16	52	—	215
Franchise expenses	36	1	—	—	—	37
Expenses for transactions with franchisees and unconsolidated affiliates	32	—	9	257	—	298
Other operating costs	—	—	9	2	—	11
Closures and impairment expenses, net	6	10	—	—	—	16
Other income, net	(30)	(2)	(1)	(100)	—	(133)
	2,403	1,039	49	211	(1)	3,701
Operating Profit (Loss)	$495	$54	$(11)	$50	$—	$588

Year to Date Ended 6/30/17	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Total
Company sales	$2,358	$1,024	$20	$—	$3,402
Franchise fees and income	66	1	2	—	69
Revenues from transactions with franchisees and unconsolidated affiliates	32	1	9	246	288
Other revenues	—	—	8	—	8
Total revenues	$2,456	$1,026	$39	$246	$3,767
Company restaurant expenses	1,906	846	20	—	2,772
General and administrative expenses	77	51	7	81	216
Franchise expenses	34	1	—	—	35
Expenses for transactions with franchisees and unconsolidated affiliates	32	1	8	243	284
Other operating costs	—	—	6	—	6
Closures and impairment expenses, net	10	8	—	—	18
Other income, net	(30)	—	—	(1)	(31)
	2,029	907	41	323	3,300
Operating Profit (Loss)	$427	$119	$(2)	$(77)	$467

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Statements of Income.

(1)

Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes. Amount includes revenues and expenses associated with transactions with franchisees and unconsolidated affiliates such as inventory procurement and other services provided to franchisees and unconsolidated affiliates. The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See “Reconciliation of Reported GAAP Results to Adjusted Measures”.

Notes to the Consolidated Statements of Income, Consolidated Balance Sheets

and Consolidated Statements of Cash Flows

(amounts in US$ million)

(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended June 30, 2018 are unaudited.
(b)

As a result of the acquisition of Wuxi KFC, the Company recognized a gain of $98 million from the re-measurement of our previously held 47% equity interest at fair value, which was not allocated to any segment for performance reporting purposes.

(c)	The tax expense was determined based upon the nature as well as the jurisdiction of each Special Item at the applicable tax rate.